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                                                                   EXHIBIT 10.30

                             FIRST PRIORITY CHATTEL
                         MORTGAGE AND SECURITY AGREEMENT

     This FIRST PRIORITY CHATTEL MORTGAGE AND SECURITY AGREEMENT (this "Chattel Mortgage"), dated May 7, 1997, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly set forth herein, but solely as Owner Trustee under the Trust Agreement (as hereinafter defined), having its chief executive office and principal place of business at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, (hereinafter called the "Mortgagor"), as Mortgagor, and FINOVA CAPITAL CORPORATION, a Delaware corporation, having its chief executive office and principal place of business at 1850 North Central Avenue, Phoenix, Arizona 85002 (hereinafter called the "Mortgagee"), as Mortgagee.

                                    WHEREAS:

     (A) The Mortgagor and Mortgagee have entered into Secured Loan Agreement dated as of May 7, 1997 (hereinafter the "Loan Agreement"), providing for the making of the Loan (hereinafter defined) by the Mortgagee to the Mortgagor;

     (B) It is a condition precedent to the Mortgagee's obligation to make the Loan to the Mortgagor under the Loan Agreement, that Mortgagor execute and deliver this Chattel Mortgage for the purposes, among other things, of securing:
(1) the payment of all sums which may become payable by the Mortgagor under the Loan Agreement and this Chattel Mortgage and each other Loan Document (as hereinafter defined), and (2) the performance of the covenants, undertakings and obligations of the Mortgagor under the Loan Agreement, this Chattel Mortgage and each other Loan Document;

(such payment and performance obligations being hereinafter collectively referred to as the "Obligations"), and for the purpose of subjecting the properties and assets hereinafter described to the Lien of this Chattel Mortgage.

     NOW, THEREFORE, in consideration of the premises and Mortgagee's making the Loan and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound and to secure the performance of the Obligations, the Mortgagor does hereby grant, bargain, sell, transfer, convey and mortgage unto the Mortgagee, its successors and assigns, and gives to the Mortgagee a

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first priority security interest in and Lien upon the Flight Equipment (as hereinafter defined) and a first priority security interest in and Lien upon all the rest of the following described property, to wit:

                         SCHEDULE OF MORTGAGED PROPERTY

                                  CLAUSE FIRST.

                                    Airframes

     Four (4) Airframes, identified as follows:

                                       FAA           Manufacturer's
Manufacturer          Model    Registration Number    Serial Number
-----------------   --------   -------------------   --------------
Boeing              747-273C          N471EV             20651
McDonnell Douglas   DC-9-33F          N933F              47191
McDonnell Douglas   DC-9-33F          N944F              47194
McDonnell Douglas   DC-9-33F          N945F              47279


together with all jet fuel, appliances, parts, modules, instruments, avionics, accessories and any other equipment (including, without limitation, radio and radar) whether now owned or hereafter acquired from time to time thereto belonging or owned by the Mortgagor and installed in or appurtenant to said Airframe.

                                     Engines

          Ten(10) Pratt & Whitney Engines, each such Engine having 750 or more rated take-off horsepower or the equivalent thereof, identified by the following model and serial numbers:

Model     Serial Numbers
-------   --------------
JT9D-7J       662205
JT9D-7J       662254
JT9D-7F       689542
JT9D-7F       685607
JT8D-9A       653895
JT8D-9A       665815
JT8D-9A       666348

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JT8D-9A       656041
JT8D-9A       666937
JT8D-9A       678072

together with any and all Parts incorporated or installed therein or attached thereto and any and all Parts removed therefrom so long as title thereto shall remain vested in the Mortgagor in accordance with the terms of the Lease after removal from such Engine, and all replacements and substitutions therefor and whether now owned or hereafter acquired by the Mortgagor.

                                 CLAUSE SECOND.

          All property which shall be subjected to the Lien of this Chattel Mortgage by a supplemental chattel mortgage in substantially the form of
Schedule II hereto.

          The Airframes and Engines referred to in Clause First and all property which shall be identified as an Engine in, and subjected to the Lien of this Chattel Mortgage by, a supplemental chattel mortgage as provided in this Clause Second are hereinafter collectively referred to as the "Flight Equipment."

                                  CLAUSE THIRD.

          All warranties, service contracts and product agreements of any manufacturer or of any maintenance and overhaul agency of the Flight Equipment, or any subcontractor or supplier or vendor thereof, to the extent assignable or enforceable, and any and all rights of the Mortgagor to compel performance of the terms of such warranties, service contracts and product agreements in respect of any of the Flight Equipment.

                                 CLAUSE FOURTH.

          All casualty insurance policies maintained with respect to the Flight Equipment pursuant to this Chattel Mortgage, the Lease or any other Permitted Lease (excluding, however, the Excluded Amounts).

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                                  CLAUSE FIFTH.

          All monies deposited from time to time with the Mortgagee pursuant to
Section 2.1 hereof.

                                  CLAUSE SIXTH.

          All records, logs, manuals and documents or other materials of any kind relating to the condition, use, location, maintenance of or repairs or overhauls to all or any part of the Flight Equipment.

                                 CLAUSE SEVENTH.

          All right, title and interest of the Mortgagor in, to and under the Second Amended and Restated Lease Agreement, as amended by the Third Amendment to Lease dated as of May 7, 1997 all as more particularly described in Annex I (including its rights under the Guaranty) and any other Permitted Lease (as hereinafter defined) or other arrangement for the operation of all or any part of the Flight Equipment, including but not limited to, the Mortgagor's right, title and interest in and to all of the monies due and to become due to the Mortgagor thereunder (however, except as expressly provided herein, Mortgagee assumes none of the Mortgagor's obligations thereunder), excluding only the Excluded Amounts (as hereinafter defined), and Mortgagor's right to compel performance of all the Lessee's or any other Permitted Lessee's obligations thereunder, including all rights under Section 1110 of the Bankruptcy Code of the United States or any subsequently enacted statutes of similar import, and together with all general intangibles and contract rights related thereto, including the right of Mortgagor to demand, receive and retain and compel payment of all rents, issues, proceeds, properties, revenues and other income derived from the Flight Equipment, including casualty insurance proceeds, but excluding the Excluded Amounts and all rights of the Mortgagor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any action under or in respect of any such document or to accept surrender or redelivery of any item of Flight Equipment or any part thereof, as well as all the rights, powers and remedies on the part of the Mortgagor arising out of any Lease Event of Default.

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                                 CLAUSE EIGHTH.

          All Proceeds, products, accessions, rents, profits, income, benefits, substitutions, renewals and replacements of and to any of the Property of the Mortgagor described in the preceding Clauses (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Mortgagor in respect of any of the items listed above) and to the extent related to any Property described in said clauses or such Proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Mortgagor or any computer bureau or service company from time to time acting for the Mortgagor.

          Title to or a Lien upon all property mortgaged hereby, or intended to be, and which is hereafter acquired by the Mortgagor or to which it may at any time hereafter be, in any manner, entitled at law or in equity, and required to be subjected hereto or intended so to be, shall vest in the Mortgagee, under the terms and conditions of this Chattel Mortgage, forthwith upon acquisition thereof by the Mortgagor, and such property shall be as fully embraced within the provisions of this Chattel Mortgage and subject to the Lien hereof as if such property were now owned by the Mortgagor and were specifically described herein and mortgaged hereby.

EXCLUDING, HOWEVER, IN ALL CASES, EXCLUDED AMOUNTS (all such property, rights and privilege, excluding Excluded Amounts, collectively, the "Mortgaged Property").

          TO HAVE AND TO HOLD, all and singular said property unto the Mortgagee, its successors and assigns, as security as aforesaid.

          All of the Mortgaged Property shall secure all of the Obligations.

          IT IS HEREBY COVENANTED AND DECLARED by and between the parties hereto and their respective successors and assigns that the terms upon which the Mortgaged Property shall be held, used and operated are as follows:

                                    ARTICLE I

                                   DEFINITIONS

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          SECTION 1.1 For all purposes of this Chattel Mortgage, unless the context otherwise requires:

          "747 Aircraft" the Boeing Model 747-273C Aircraft bearing manufacturer's serial number 20651 and FAA Registration No. N471EV, together with two Pratt & Whitney JT9D-7J aircraft engines bearing manufacturer's serial numbers 662205 and 662254, and two Pratt & Whitney JT9D-7F aircraft engines bearing manufacturer's serial numbers 685607 and 689542, as more fully described in Granting Clause First hereof.

          "DC-9 Aircraft" the three McDonnell Douglas DC-9-33F Aircraft bearing manufacturer's serial number 47191, 47194 and 47279 and FAA Registration No. N933F, N944F and N945F, respectively, together with six Pratt & Whitney JT8D-9A aircraft engines bearing manufacturer's serial numbers 665815, 678072, 666937, 653895, 666348 and 656041, as more fully described in Granting Clause First hereof.

          "Airlines" Evergreen International Airlines, Inc., an Oregon corporation, having its principal place of business and chief executive office at 3850 Three Mile Lane, McMinnville, Oregon 97128-9361; Telephone No.:(503) 472-9361; Telefax No.: (503) 472-1048.

          "Aircraft Engines", "appliances" and "snare parts" shall have the respective meanings given to these terms in the Transportation Code as in effect on the date of this instrument.

          "Chattel Mortgage" shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more instruments supplementary or amendatory hereto and which are executed by the Mortgagor.

          "Closing Date" shall mean the date the Loan is advanced under the Loan Agreement.

          "Collateral" shall mean all property which at the time of any determination is subject to a Lien in favor of the Mortgagee, granted by the Mortgagor under this Chattel Mortgage or by the Owner Participant under the Beneficial Interest Security Agreement.

          "Default" or "Event of Default" shall have the meanings ascribed to such terms in Schedule I hereto.

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          "Engine" or "Engines" shall mean any or all of the Engines which are part of the Flight Equipment.

          "Event of Loss" with respect to the Airframe or any Engine shall have the meaning given such term in the Lease.

          "Excluded Amounts" shall mean (i) indemnity or similar payments paid or payable by Lessee to Mortgagor, any affiliate of Mortgagor or any director, officer, employee, representative or agent of Mortgagor or any such affiliate, pursuant to the terms of the Lease, (ii) proceeds of public liability insurance in respect of the Mortgaged Property payable as a result of insurance claims made, or losses suffered, by Mortgagor, any affiliate of Mortgagor or any director, officer, employee, representative or agent of Mortgagor or any such affiliate, (iii) proceeds of insurance maintained with respect to the Mortgaged Property by Mortgagor or any such affiliate and not required under any other Loan Document, (iv) Rent payable in respect of the DC-9 Aircraft (other than Rent Mortgagor causes Lessee to pay in order to retain quiet enjoyment to the DC-9 Aircraft in accordance with the second paragraph of the Repayment Schedule attached to the Loan Agreement); (v) any interest paid or payable on any amounts described in clauses (i) through (iv) of this definition, and (vi) the proceeds from the enforcement of the payment of any amount described in clauses (i) through (iv) of this definition.

          "Federal Aviation Act" shall mean Title 49 of the Unites States Code (which, among other things, recodified the Federal Aviation Act of 1958 as amended to the time of such recodification), as amended.

          "Federal Aviation Administration" or "FAA" shall mean the Federal Aviation Administration provided for in the Department of Transportation Act of 1966, as in effect on the date of this Chattel Mortgage and as modified or amended hereafter, or any successor or substituted governmental authority at the time having jurisdiction over the Flight Equipment.

          "Flight Equipment" shall have the meaning ascribed to such term in the granting Clause Second hereof.

          "Guarantor" Evergreen International Aviation, Inc., an Oregon corporation, having its principal place of business and chief executive office at 3850 Three Mile Lane, McMinnville, Oregon 97128-9361; Telephone No.: (503) 472-9361; Telefax No.: (503) 472-1048.

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          "Guaranty" the Guaranty and Subordination Agreement dated as of the
Closing Date to be entered into by the Guarantor for the benefit of the Mortgagor.

          "Lease" shall mean the Second Amended and Restated Lease Agreement, dated as of 1996, between Borrower and Lessee, as more particularly described in Annex I, and as amended by the Third Amendment to Lease.

          "Lease Event of Default" shall mean an Event of Default, as defined in the Lease, or in the event any other Permitted Lease is in place with respect to an Aircraft, an event of default, or the equivalent thereof, under any such Permitted Lease.

          "Lessee" shall mean Airlines.

          "Lien" shall mean any mortgage, pledge, lien, charge, encumbrance, option, security interest or lease (including any conditional sale agreement, equipment trust agreement, or other title retention agreement) or right or claim of any person, whether voluntary or involuntary in nature.

          "Loan" shall mean the principal amount of the loan made by the Mortgagee pursuant to the Loan Agreement, which is outstanding from time to time and due the Mortgagee under the Loan Agreement and the Note.

          "Loan Agreement" shall mean that certain Secured Loan Agreement dated as of May 8, 1997 between Mortgagor and Mortgagee.

          "Loan Documents" shall mean collectively, the Loan Agreement, the Note, this Chattel Mortgage, the Third Amendment to Lease, and all other documents executed in connection with each of the foregoing agreements or contemplated thereby or the transactions related thereto.

          "Loan Term" shall mean the period commencing on the Closing Date through and including that date which shall be the earlier of: (i) May 7, 2005, or (ii) the date on which the Loan becomes payable in full under the provisions of Paragraph 7 or 8 of the Loan Agreement.

          "Mortgagor Order" and "Mortgagor Request" shall mean, respectively, a written order or request signed in the name of the Mortgagor by an authorized officer of the Mortgagor and delivered to the Mortgagee in accordance with the terms hereof.

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          "Note" shall mean the Promissory Note dated the Closing Date issued by the Mortgagor to the Mortgagee pursuant to the terms of the Loan Agreement.

          "Obligations" shall have the meaning set forth in Paragraph (B) of the recitals.

          "Officer's Certificate" shall mean a certificate signed by an authorized officer of the Mortgagor and delivered to the Mortgagee.

          "Owner Participant" collectively, 747, Inc., an Oregon corporation, Delford M. Smith, a natural person, and King, Christian Inc., a Nevada corporation, with respect to the 747 Aircraft, and 747, Inc., with respect to the DC-9 Aircraft.

          "Parts" shall mean any and all appliances, parts, instruments, appurtenances, accessions, furnishings, modules, avionics and other equipment of whatever nature which may from time to time be incorporated or installed in or attached to the Airframe or any Engine.

          "Permitted Lease" shall mean the Lease, any Permitted Sublease, or any other lease relating to the Aircraft that the Mortgagee has consented to in writing.

          "Permitted Lessee" shall mean a lessee under any Permitted Lease.

          "Permitted Liens" shall mean:

          (i) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of Mortgagor's, Lessee's or any Permitted Sublessee's business securing obligations that are not overdue for a period of more than thirty (30) days or are being contested in good faith by appropriate proceedings, so long as during such 30-day period there is not, or such proceedings do not involve, any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein;

          (ii) Liens arising out of any judgment or award against Mortgagor, Lessee (or any Permitted Sublessee), unless the judgment secured shall not, within thirty (30) days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within thirty (30) days after the expiration of such stay, so long as during any such 30-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein (unless Mortgagor,

Lessee or any Permitted Sublessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Mortgagee);

          (iii) any other Lien with respect to which Mortgagor, Lessee or a Permitted Sublessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Mortgagee;

          (iv) the Lease, any Permitted Sublease entered into pursuant to the terms of the Lease and any other Permitted Lease, and any "Permitted Liens", as that term is defined in the Lease; and

          (v) the Lien of this Chattel Mortgage and the other Loan Documents.

          "Permitted Sublease" shall mean a sublease permitted under the Lease.

          "Permitted Sublessee" shall mean a sublessee under any sublease permitted under the Lease.

          "Proceeds" shall have the broadest meaning permissible under the Uniform Commercial Code of Arizona and shall include all proceeds, whether such proceeds are money, accounts, instruments, chattel paper, documents, equipment, inventory, farm products, consumer goods, general intangibles, or deposit accounts, and, in any event, shall include but shall not be limited to (i) all rents, fees, lease payments, sublease payments and all other amounts due or collected under or in respect of leases (including maintenance reserves and return condition adjustments, if any, to the extent the same shall be the property of the Mortgagor under the Lease or any other Permitted Lease), subleases, all insurance proceed, judgments or awards relating to any of the foregoing and all goods, documents, instruments, general intangibles, chattel paper and accounts, wherever located, acquired with the cash proceeds of such equipment or the proceeds thereof and (ii) any and all payments (in any form whatsoever) made or due and payable to the Mortgagor, from time to time, in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any governmental body, authority, bureau or agency (or any person or entity acting under color of governmental authority); excluding, however, the Excluded Amounts.

          "Taxes" shall mean all present and future taxes, levies, imposts, duties or charges of any nature whatever and wherever imposed, including, without limitation, value added taxes or similar taxes and any franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp or other tax imposed by any national or local taxing or fiscal authority or agency, together with any penalties, additions to tax, fines or interest thereon, excluding, however, any and all taxes imposed upon or measured by the income, receipts, earnings and profits or net worth of the Mortgagee; and "tax" and "taxation" shall be construed accordingly.

          "Third Amendment to Lease" shall mean the Third Amendment to Lease Agreement, dated the Closing Date, between Mortgagor and Mortgagee.

          "Transaction Documents" shall mean the Loan Documents, the Trust Agreement, the Guaranty and the Lease.

                                   ARTICLE II

                      CASH COLLATERAL AND SECURITY DEPOSIT

          SECTION 2.1 A. Cash Collateral. All monies received by the Mortgagee as proceeds of casualty insurance upon any part of the Mortgaged Property and all monies elsewhere herein provided to be held and applied under this Section, and all monies, if any, required to be paid to the Mortgagee hereunder, whose disposition is not elsewhere herein otherwise specifically provided for (all such monies being hereinafter sometimes called the "Cash Collateral"), shall be held by the Mortgagee and applied by the Mortgagee from time to time as provided herein and in the Loan Agreement. Unless otherwise expressly set forth herein to the contrary, Mortgagee shall have no obligation to segregate Cash Collateral.

          B. Proceeds of Insurance Used for Repair. Provided an Event of Default shall not have occurred and be continuing, and subject to the terms and provisions of the Lease, to the extent that any Cash Collateral is the proceeds of casualty insurance upon any part of the Mortgaged Property not subject to an Event of Loss, the same may be withdrawn by the Mortgagor and shall be paid by the Mortgagee, upon Mortgagor Order, (a) to reimburse the Mortgagor for, and up to an amount not exceeding, expenditures made to repair and/or restore the property damaged as required hereunder, but only upon receipt by the Mortgagee of (1) a Mortgagor Request for the withdrawal and payment of specified proceeds of insurance then included in the Cash Collateral, and (2) an Officer's Certificate, dated not more than five days prior to the application for such withdrawal, stating that expenditures have been made by the Mortgagor or Lessee in a specified amount for one or more of the purposes aforesaid, which shall be briefly described, and also stating that no part of such expenditures has been or is then being used in any other previous or then pending application, as the basis for the withdrawal of any Cash Collateral from the Mortgagee hereunder; or
(b) directly to the vendor or contractor who has provided or will provide parts and/or labor, including, without limitation, for any down payments, advance, deposits or other amounts payable in respect of equipment, parts, services or repairs provided or rendered or to be provided or rendered (including by Evergreen Air Center, Inc., or other affiliates of the Owner Participants or the Lessee, as long as such terms are no less favorable than would be available from unrelated third parties), specified proceeds of insurance then included in the Cash Collateral, upon receipt by the Mortgagee of a Mortgagor Request for withdrawal and payment of such insurance proceeds and upon receipt by Mortgagee of an invoice for payment for such labor or parts used to repair the Flight Equipment, and for which an insurance payment has been made to Mortgagee.

          SECTION 2.2 Cash Collateral under the Lease. Notwithstanding anything to the contrary contained in this Section 2, any amount held by the Mortgagee as assignee of the Mortgagor's rights to payments by the Lessee pursuant to the Lease shall be held, applied and paid over by the Mortgagee as provided in the Lease and, without limiting the foregoing, the Mortgagee hereby agrees for the benefit of Lessee to perform the duties of the Mortgagor under the Lease in respect of such amounts.

                                   ARTICLE III

                     PARTICULAR COVENANTS OF THE MORTGAGOR

          The Mortgagor covenants, agrees, represents and warrants in particular as hereinafter in this Article set forth:

          SECTION 3.1 Warranty and Covenant of Title. At the time of the execution and delivery of this instrument, the Mortgagor owns the Flight Equipment subject to no lien, charge, encumbrance, option, title retention agreement or security interest, except Permitted Liens and Liens that will be released concurrently with the Closing, and has full power and authority to grant, bargain, sell, transfer, convey and mortgage, and give a security interest in, the Flight Equipment in the manner and form as set forth in this Chattel Mortgage. Except as set forth in the foregoing, the Mortgagor is and shall remain the legal owner, free and clear of all mortgages, security interests, liens, charges, encumbrances, title retention agreements, and options (except for Permitted Liens) of the Flight Equipment.

          The Mortgagor hereby does and will forever warrant and defend upon direction of an Owner Participant the title to and possession of the Mortgaged Property against the claims and demands of all persons whomsoever except the claims and demands under the Permitted Liens and at all times upon direction of an Owner

Participant keep the Lien and security interest granted herein with respect to the Mortgaged Property, at the Mortgagor's expense, a duly perfected first priority security interest in and Lien upon the Flight Equipment, and a duly perfected first priority security interest in and Lien upon all of the other Mortgaged Property as constituted from time to time, superior to the rights of all third parties (except the rights of Lessee under the Lease and Permitted Liens) to the fullest extent permitted by applicable law, and shall upon direction of an Owner Participant obtain any authorization, approval, license, or consent of any competent governmental or judicial authority, including, without limitation, the Federal Aviation Administration Aircraft Registry which may be or become necessary in order to obtain the full benefits of this Chattel Mortgage and all rights and powers granted or to be granted herein.

          SECTION 3.2 Recording. (A) The Mortgagor will bear the expense of and be responsible for recording and re-recording, registering and re-registering and filing and re-filing this Chattel Mortgage and each and every supplemental chattel mortgage and such other financing statements or other instruments from time to time as may be reasonably requested by the Mortgagee and provided to Mortgagor in execution form in all such jurisdictions and offices as the Mortgagee shall from time to time request in order that: (a) the Lien hereof as a first priority lien on the Flight Equipment and on all of the other Mortgaged Property, subject to Permitted Liens, (b) the security for the Obligations, and
(c) the rights and remedies of the Mortgagee, may be established, confirmed, maintained and protected; and the Mortgagor will furnish upon request to the Mortgagee evidence reasonably satisfactory to the Mortgagee of every such recording, registering and filing which is not filed, recorded or registered by Mortgagee. The foregoing includes, without limitation, the execution and delivery by the Mortgagor of all documents reasonably necessary to perfect Mortgagee's rights as secured party and Mortgagor's rights as lessor under the Lease.

          (B) The Mortgagor hereby appoints Mortgagee as its irrevocable attorney in fact (said agency coupled with an interest) to take all such action and execute all such documents in Mortgagee's own name or in the name of the Mortgagor that is necessary to carry out the purposes of Paragraph 3.2(A).

          SECTION 3.3 To Keep in Effect Authorizations; To Pay Taxes. (A) The Mortgagor will obtain and maintain, or cause to be obtained or maintained, in full force and effect, any authorization, approval, license, or consent of any governmental or judicial authority, which may be or become necessary in order to obtain the full benefits of this Chattel Mortgage and all rights and remedies granted or to be granted herein, and will not create or suffer to exist any Lien upon the Mortgaged Property or any part thereof or upon the income therefrom other than Permitted Liens; and the Mortgagor will from time to time pay or cause to be paid as they become due and payable all taxes, assessments and governmental charges lawfully levied or assessed or imposed upon the Lien of the Mortgagee so that the Lien of this Chattel Mortgage shall at all times be wholly preserved at the cost of the Mortgagor and without expense to the Mortgagee except to the extent being contested in good faith by appropriate proceedings and adequate reserves for which are being maintained; and the Mortgagor will not suffer any other matter or thing whatsoever whereby the Lien of or security interest created by this Chattel Mortgage might be impaired in any material respect.

          (B) With respect to Mortgagee's obligations under Section 3.3(A): (i) to the extent the Lessee performs such obligation, such obligations shall be deemed to have been performed; (ii) WTC shall have no obligation in its individual capacity to perform any such obligation; and (iii) to the extent the Lessee has not performed such obligation, Mortgagor shall perform such obligation only to the extent instructed by an Owner Participant and shall execute only such documents as shall have been provided to it in execution form.

          SECTION 3.4 Indemnification. The Mortgagor shall, or shall cause Lessee to, assume liability for and indemnify, protect, save, and keep harmless the Mortgagee, its officers, directors, agents, and employees from and against any and all liabilities, losses, damages, taxes (excluding, however, any and all taxes imposed upon or measured by the income of the Mortgagee), claims, actions, suits, reasonable costs and expenses of whatsoever kind, including, without limitation, reasonable legal fees and disbursements, imposed on, incurred by, or asserted against the Mortgagee, its officers, directors, agents and employees in any way relating to or arising out of the purchase, ownership, delivery, possession, use, operation, condition, performance, quality, suitability, airworthiness, maintenance, registration, loss, confiscation, seizure, requisition, lease, sale, or other disposition of the Mortgaged Property or any part thereof, or this Chattel Mortgage or any other Loan Document or any of the instruments or agreements to be entered into by the parties pursuant hereto or thereto.

          SECTION 3.5 To Maintain Flight Equipment. (A) The Mortgagor will at all times maintain, preserve and keep, at its own cost and expense, all of the Flight Equipment as from time to time constituted and every part thereof in good order and repair (ordinary wear and tear excepted), in accordance with standards of United States airlines engaged in international flights, in conformity with FAA regulations and local aviation authority requirements, or will cause such Mortgaged Property to be so maintained, preserved and kept, without cost or expense under this Chattel Mortgage to the Mortgagee. The Mortgagor will from time to time make, or cause to be made, all needed and proper repairs to the Flight Equipment in order to comply with such standards at a maintenance repair station approved by the FAA and acceptable to Mortgagee, and obtain and maintain in full force and effect and in good order all licenses, permits, certificates, registrations or other documents required by any insurance policy or any governmental authority having jurisdiction regarding the Flight Equipment. The Mortgagor will replace or will cause to be replaced, without expense to the Mortgagee, all or any part of the Flight Equipment (including, without limitation, any Engine) that may be retired (whether by sale, expropriation, wearing out, loss or destruction or other cause), or may be in any way rendered unfit for use, with replacement property of comparable grade, quality and utility, which replacement property shall be in the same or better serviceable condition by standards of the FAA as the unit so retired or rendered unfit for use assuming such replaced property was maintained in accordance with the provisions hereof and will, with respect to replacement engines, execute and deliver to Mortgagee a Supplemental Chattel Mortgage and such other documents as may be necessary to accord Mortgagee a first priority Lien under this Chattel Mortgage with respect thereto (subject to Permitted Liens) and to subject such replacement property to the Lien of this Chattel the Mortgaged Property. The Mortgagor shall not cannibalize or part out any Aircraft or any Engine, or attempt to do so.

          (B) Upon request of the Mortgagee made no more frequently than once during every 12-month period during the Loan Term, the Mortgagor shall provide to the Mortgagee an audit report prepared by the Mortgagor with respect to the Flight Equipment, clearly specifying the replacement of major parts and/or components of the Flight Equipment from that which existed on the date of this Chattel Mortgage (as to the first such report) or as of the date of the preceding audit report (as to each subsequent report), with respect to the Flight Equipment. Such audit report shall also clearly note all parts and/or components of the Flight Equipment, as then constituted, which constitute leased, borrowed, loaned or exchanged parts and components. Thereafter, or at any time requested by the Mortgagee, the Mortgagor shall execute, deliver, and/or file at its own expense such Supplemental Chattel Mortgages reasonably satisfactory in form and substance to the Mortgagee or such other instruments as the Mortgagee may reasonably request in order to confirm or give further assurance of the Lien hereof with respect to any item of property so used in replacement and described in such report.

          (C) The Mortgagor will at all times comply or cause compliance with all lawful orders, rules and regulations of governmental authorities having jurisdiction with respect to any part of the Mortgaged Property the noncompliance with which would have a material adverse effect on the condition of any Flight Equipment, the business of Mortgagor or the perfection or priority of this Chattel Mortgage or any of Mortgagee's rights or remedies under any Loan Document. The Mortgagor will advise the Mortgagee of the receipt by the Mortgagor of any notice from the Administrator of the FAA as to any violation of or failure to comply with or any order, rule or regulation thereof relating to the Flight Equipment. Mortgagor shall, at any time and from time to time, at Mortgagee's request, promptly furnish to Mortgagee information as to the maintenance status of the Flight Equipment in such detail as Mortgagee shall reasonably require.

          (D) The provisions of Section 3.5(A) and (C) shall apply only during either of the following times: (i) when the Lease or any Permitted Lease is no longer in effect; or (ii) during the continuance of a Lease Event of Default arising as a result of the Lessee's failure to comply with its obligations thereunder regarding the maintenance of the Flight Equipment.

          (E) With respect to Mortgagee's obligations under Section 3.5(A), (B) and (C): (i) to the extent the Lessee performs such obligations, such obligations shall be deemed to have been performed; (ii) WTC shall have no obligation in its individual capacity to perform any such obligation; and (iii) to the extent the Lessee has not performed such obligation, Mortgagor shall perform such obligation only to the extent instructed by an Owner Participant and shall execute only such documents as shall have been provided to it in execution form.

          SECTION 3.6 To Insure. The Mortgagor shall at all times procure and maintain, or cause to be procured and maintained, on the Flight Equipment, without liability and at no cost to the Mortgagee, policies of insurance in such form, of such type and with insurers reasonably satisfactory to the Mortgagee.

          A. Proceeds. All proceeds of insurance upon any part of the Mortgaged Property paid to the Mortgagee shall be held and paid over or applied by the Mortgagee as provided in Section 2.1.

          B. Insurance under the Lease. Notwithstanding anything to the contrary contained herein, during any time when any Lease or any Permitted Lease shall be in effect, so long as the insurance provisions thereof are being complied with, the obligations of the Mortgagor pursuant to the provisions of this Section 3.6 shall be deemed to be complied with; provided, however, that Mortgagor shall, in any case, be obligated to maintain the amount of "All Risk" hull insurance in an amount not less than the Flight Equipment's full commercial value but, in any case, in an amount not less than the Mortgagor's full financial obligation with respect to the Flight Equipment to Mortgagee under the Loan Agreement. For the avoidance of doubt, if the amounts of "All Risk" hull insurance required to be maintained under the Lease are not sufficient to satisfy the condition set forth in the proviso of the immediately preceding sentence, the

Mortgagor shall maintain Total Loss Only Insurance or additional hull insurance in an amount necessary to eliminate any shortfall in the amount of insurance coverage.

          (C) With respect to Mortgagee's obligations under Section 3.6(A): (i) to the extent the Lessee performs such obligations, such obligations shall be deemed to have been performed; (ii) WTC shall have no obligation in its individual capacity to perform any such obligation; and (iii) to the extent the Lessee has not performed such obligation, Mortgagor shall perform such obligation only to the extent instructed by an Owner Participant and shall execute only such documents as shall have been provided to it in execution form.

          SECTION 3.7 Inspection by Mortgagee; Information. (A) The Mortgagor will at all times maintain or cause to be maintained records adequate to identify the Flight Equipment and to disclose its use, maintenance, condition and the income generated to the Mortgagor through the use thereof. Mortgagor shall, upon 24-hours' notice from Mortgagee, provide Mortgagee with all information then available to Mortgagor regarding the location of the Mortgaged Property. Mortgagor shall permit the Mortgagee or any representative designated by Mortgagee: (a) at the times of the inspection referred to in clause (b) of this sentence, to inspect the books of account, records, reports and other papers of the Mortgagor related to the Mortgaged Property and to make copies and extracts therefrom and Mortgagor will afford and procure a reasonable opportunity to make any such inspection and the Mortgagor will furnish the Mortgagee with any and all such other information and copies of documents and print-outs of data related to the Mortgaged Property stored on any electronic or data processing medium under the control of the Mortgagor as the Mortgagee may reasonably request, with respect to any Mortgaged Property and the financial records of the Mortgagor related to the Mortgaged Property and will permit Mortgagee to discuss any of the foregoing with any officer or accountant of the Mortgagor, all at such reasonable time and as often as may be reasonably requested; and (b) subject to restrictions regarding non-interference with the Lessee's operations contained in the Lease, (i) to inspect the Flight Equipment, upon Mortgagee's reasonable request, once every 12 months during the Loan Term; provided that Mortgagee shall provide not less than twenty (20) days prior written notice of its intention to exercise (either by itself or by its designate) such rights, and (ii) to inspect and appraise the Flight Equipment, upon Mortgagee's reasonable request, at any time after the occurrence of an Event of Default, or whenever there has been, in Mortgagee's reasonable judgment, a material, adverse change in the condition of the Mortgaged Property or in the financial condition of Mortgagor. All such inspections and appraisals as are permitted in clause (b) of the previous sentence shall be at the reasonable cost and expense of Mortgagor, shall be conducted by Mortgagee's in-house technical representative or by an independent appraiser selected by Mortgagee, in each case in the presence of a representative of Mortgagor. Mortgagee may require, and Mortgagor shall permit, subject to restrictions regarding non-interference with the Lessee's operations contained in the Lease, the Flight Equipment to be inspected and appraised by an appraiser selected by Mortgagee at any time, at Mortgagors's sole cost and expense; provided, that, unless an Event of Default has occurred and is continuing, neither the Mortgagor nor the Lessee shall be obligated to pay the cost and expense of more that one appraisal in each year; and provided further, that, if in the course of such inspection a breach of Mortgagor's or Lessee's obligations regarding maintenance hereunder or under the Lease, respectively, is discovered, then Mortgagor shall pay for the costs of all follow-up inspections.

          (B) With respect to Mortgagee's obligations under Section 3.7(A): (i) to the extent the Lessee performs such obligations, such obligations shall be deemed to have been performed; (ii) WTC shall have no obligation in its individual capacity to perform any such obligation; and (iii) to the extent the Lessee has not performed such obligation, Mortgagor shall perform such obligation only to the extent that the appropriate documentation is provided by an Owner Participant and shall execute only such documents as shall have been provided to it in execution form.

          SECTION 3.8 Citizenship, etc. The Mortgagor is as of the date hereof and will at all times remain a citizen of the United States as defined in 49 U.S.C. (S) 40102(15).

          SECTION 3.9 Insignia. (A) The Mortgagor will plainly, distinctly and conspicuously place and leave on the Airframe and each Engine, a plate, insignia or other identification bearing the following words in letters of a size reasonable under the circumstances and acceptable to the Mortgagee as follows:

          Owned by and Leased from Wilmington Trust Company, as Owner Trustee, as Lessor and Subject to a Perfected Security Interest in Favor of FINOVA Capital Corporation

or bearing such other words as may be required under the terms of the Lease.

          (B) With respect to Mortgagee's obligations under Section 3.9(A): (i) to the extent the Lessee performs such obligations, such obligations shall be deemed to have been performed; (ii) WTC shall have no obligation in its individual capacity to perform any such obligation; and (iii) to the extent the Lessee has not performed such obligation, Mortgagor shall perform such obligation only to the extent instructed by an Owner Participant and shall execute only such documents as shall have been provided to it in execution form.

          SECTION 3.10 Operation and Location of Mortgaged Property. (A) The Mortgagor shall not operate the Flight Equipment or suffer the Flight Equipment to be operated in violation of any provision of any insurance policy in effect with respect to the Flight Equipment or in any jurisdiction where all of the insurance required hereunder shall not remain in full force and effect or in violation of any law, treaty, statute, rule, airworthiness directive, regulation or order of any government or governmental authority (domestic or foreign) having jurisdiction of the Mortgagee or the Flight Equipment or in violation of any applicable airworthiness certificate, license or registration relating to the Flight Equipment issued by any such government or governmental authority.

          (B) The provisions of Section 3.10(A) shall apply to the Aircraft only during either of the following times: (i) when the Lease or any Permitted Lease is no longer in effect; or (ii) during the continuance of a Lease Event of Default arising as a result of the Lessee's failure to comply with its obligations thereunder regarding the operation and location of the Flight Equipment.

          (C) With respect to Mortgagee's obligations under Section 3.10(A): (i) to the extent the Lessee performs such obligations, such obligations shall be deemed to have been performed; (ii) WTC shall have no obligation in its individual capacity to perform any such obligation; and (iii) to the extent the Lessee has not performed such obligation, Mortgagor shall perform such obligation only to the extent instructed by an Owner Participant and shall execute only such documents as shall have been provided to it in execution form.

          (D) Indemnification by U.S. Government in Lieu of Insurance. Notwithstanding the provisions of this Section 3.10 or any other provisions of this Agreement requiring insurance, Mortgagee agrees to accept, in lieu of insurance against any risk with respect to the Flight Equipment, indemnification from, or insurance provided by, any agency or instrumentality of the United States against such risk in an amount which, when added to the amount of insurance against such risk maintained by the Mortgagor (or by Lessee or any Sublessee) with respect to the Flight Equipment, shall be at least equal to the amount of insurance against such risk otherwise required by this Agreement.

          SECTION 3.11 No Sale, Alteration or Modification. (A) Except as expressly permitted in subsections 3.11(B) hereof or as permitted by the Lease, Mortgagor shall not sell, lease, convey, transfer or encumber (other than with Permitted Liens) or otherwise dispose of all or any part of the Mortgaged Property or extend the duration of the Lease, or cause or permit another to do any of the foregoing with respect to any of the Mortgaged Property, and shall not, except any maintenance or improvements to the Flight Equipment in connection with any sale or lease thereof as permitted by the Loan Agreement, modify or cause or permit any modification to any of the Flight Equipment that would have a material effect upon the value of the Flight Equipment. Except as otherwise permitted by the Lease, Mortgagor shall not make or cause to be made or cause or permit another to make any change or alteration in any registration, filing, or recordation of any of the Flight Equipment from the registration, filing, or recordation required by this Chattel Mortgage, or consent to the Flight Equipment being operated by pilots other than those currently certified by the appropriate governmental authorities.

          (B) Notwithstanding anything to the contrary set forth in Section 3.11
(A) above, at any time and from time to time prior to expiration of the term of the Lease, and provided that the Lease shall not have been declared in default pursuant to the terms thereof, as to any Engine which the provisions of the Lease permit to be replaced, the Mortgagor may direct the Mortgagee to execute and deliver to or as directed in writing by the Mortgagor an appropriate instrument releasing such Engine from the Lien of this Chattel Mortgage and the Mortgagee shall execute and deliver such instrument as aforesaid, but only at the cost and expense of the Mortgagor and only upon receipt by or deposit with the Mortgagee of the following:

                    (i) a Mortgagor Request requesting such release and describing the Engine so to be released which shall be identified by the manufacturer's serial number;

                    (ii) proof reasonably satisfactory to Mortgagee that Lessee has complied with all of the requirements set forth in Section 10(b) of the Lease with respect to a replacement Engine;

                    (iii) Mortgagor shall deliver to the Mortgagee duplicate executed original counterparts of all of the instruments and documents delivered to Mortgagor as lessor under the Lease by Lessee in compliance with the provisions thereof with respect to a replaced Engine, and each executed counterpart of any Supplement thereto subjecting such replacement Engine to the Lease shall have affixed thereto the following legend:

               LESSOR HAS ASSIGNED TO FINOVA CAPITAL CORPORATION CERTAIN OF ITS RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE SUPPLEMENT. TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT

               CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY FINOVA CAPITAL CORPORATION ON THE SIGNATURE PAGE THEREOF.

                    (iv) a Supplemental Chattel Mortgage subjecting such replacement Engine to the Lien hereof;

                    (v) in opinion or opinions of counsel to the Mortgagor or Lessee reasonably satisfactory to Mortgagee (which may be in-house counsel) that all such replacement property has been validly subjected to the Lien of this Chattel Mortgage and covered by the Lease as fully and to the same extent as if such replacement property were initially the subject of each thereof; and

                    (vi) an Officer's Certificate that Mortgagor will, after consummation of the transactions contemplated by this paragraph 3.11(B) have good and marketable title to such replacement property free of all Liens whatsoever except the Permitted Liens.

          SECTION 3.12 As to the Lease Assigned Hereunder.

          (A) All consents necessary for the assignment to Mortgagee of Mortgagor's right, title and interest in and to the Lease have been obtained and delivered to Mortgagee.

          (B) The Lease is in full force and effect and no party thereunder is in default in the performance of any obligation on its part to be performed thereunder.

          (C) Mortgagor will not permit the Lease or any material provisions thereof to be amended nor any of Mortgagor's material rights or the other party's material obligations thereunder to be waived without the prior, written consent of Mortgagee, which consent shall not unreasonably be withheld, and will promptly send to Mortgagee all notices or demands which Mortgagor shall be permitted or required to send to any other party thereto under the provisions thereof or which Mortgagor receives from such other party.

          (D) Mortgagor will not grant a security interest in, or assign its rights under, or permit a Lien to attach to its rights under the Lease other than the assignment and Lien granted and vested under this Chattel Mortgage and Permitted Liens.

                                   ARTICLE IV

                                    REMEDIES

          SECTION 4.1 Event of Default. An Event of Default shall occur hereunder if any event defined as an Event of Default on Schedule I hereto shall occur.

          SECTION 4.2 Remedies. Upon the occurrence and continuance of any Event of Default, the Mortgagee may, at its option, do one, several, or all of the following, as the Mortgagee, in its sole discretion, shall then elect:

               (i) exercise all the rights and remedies granted to secured parties by the provisions of the New York Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the same form in the jurisdiction where Mortgagee's rights and remedies are asserted) or under the provisions of any applicable law;

               (ii) accelerate the entire principal balance then due and owing under the Loan Agreement and this Chattel Mortgage, whereupon all such amounts, accrued interest thereon, and all other amounts due and owing hereunder and thereunder shall become immediately due and payable;

               (iii) institute legal proceedings to foreclose upon and against the security interest granted in and by this Chattel Mortgage and to recover judgment for all amounts then due as set forth in subparagraph
          (ii) of this Section 4.2;

               (iv) institute legal proceedings for the specific performance of any covenant or agreement herein contained or in the Loan Agreement or in aid of the execution of any power herein granted and Mortgagee shall be entitled as of right to the appointment of a receiver of all or any part of the Mortgaged Property;

               (v) institute legal proceedings for the sale or otherwise for the enforcement of any right, under the judgment of any court of competent jurisdiction, of or concerning any of the Mortgaged Property;

               (vi) personally, or by agents or attorneys, take possession of all or any part of the Mortgaged Property and demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Mortgaged Property or any sum payable in connection therewith;

               (vii) to the extent permitted by law, enter any place where the Mortgaged Property may be found or where Mortgagee reasonably believes some or all thereof may be kept and personally, or by agents or attorneys, take possession of any part or all of the Mortgaged Property without being responsible for loss or damage caused thereby (other than gross negligence or willful misconduct), and sell or dispose of all or any part of the same, free from any and all claims of the Mortgagor or of any other party claiming by, through, or under the Mortgagor, at law or in equity, at one or more public or private sales; or

               (viii) exercise, to the exclusion of all third parties and the Mortgagor, all rights granted to the Mortgagor under the Lease.

          Notwithstanding anything to the contrary in this Section 4.2, so long as Mortgagor is paying the amounts specified in the second paragraph of the Repayment Schedule, Mortgagee shall not exercise any rights and remedies hereunder or at law against any DC-9 Aircraft; provided that Mortgagee may, at any and all times after the occurrence, and during the continuance of any Event of Default, exercise any and all other rights and remedies hereunder and at law, including accelerating the principal due under the Loan Agreement and any and all remedies against the 747 Aircraft; and provided, further, that, in the event an Event of Default occurs as a result of the failure of the Mortgagor to pay any such amounts, Mortgagee may then exercise any and all rights and remedies hereunder and at law against the DC-9 Aircraft, including, without limitation, the right to repossess and sell such Aircraft.

          SECTION 4.3 Waiver of Bonds, etc. If Mortgagee seeks to take possession of any or all of the Mortgaged Property or avail itself of any provisional remedy by court process, the Mortgagor hereby irrevocably waives any bonds and any surety or security required by any statute, court rule or otherwise as an incident to such possession or remedy, and waives any demand for possession of the Mortgaged Property prior to the commencement of any suit or action to recover same.

          SECTION 4.4 Waiver of Appraisement. The Mortgagor agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any property subject to the Lien hereof may be situated, in order to prevent, hinder or delay the enforcement or foreclosure of this Chattel Mortgage, or the absolute sale of the Mortgaged Property or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets comprising the Mortgaged Property marshaled upon any such sale, and agrees that the Mortgagee, or any court having jurisdiction to foreclose the Lien hereof, may sell the Mortgaged Property in its entirety or in such parcels as the Mortgagor may determine.

          SECTION 4.5 Multiple Sales. The power of sale hereunder shall not be exhausted by one or more sales, and the Mortgagee may from time to time adjourn any sale to be made pursuant hereto. The Mortgaged Property need not be present at the time and place of sale.

          SECTION 4.6 Delivery of Mortgaged Property. If the Mortgagee shall demand possession of the Mortgaged Property or any part thereof pursuant to this Chattel Mortgage, or any records, including print-outs of data stored on any electronic or data processing medium, relating to the Mortgaged Property, the Mortgagor shall, at its own expense, forthwith cause such Mortgaged Property or any part thereof or any such records designated by the Mortgagee to be assembled and made available and/or delivered to the Mortgagee at any place reasonably designated by the Mortgagee in the United States.

          SECTION 4.7 Notices. In addition to any other notices required by law, the Mortgagee shall give to Mortgagor at least twenty (20) days prior written notice of each public sale or any date after which a private sale or other intended disposition hereunder shall occur, and the Mortgagor hereby covenants and agrees that a notice, which shall be sent in accordance with the provisions of Section 7.1 hereof, at least twenty (20) days before the date of any such act shall be deemed to be commercially reasonable notice for such act within the meaning of Section 9-504 of the Uniform Commercial Code and, specifically, reasonable notification of the time and place of any public sale hereunder and reasonable notification of the time after which any private sale or other intended disposition to be made hereunder is to be made.

          SECTION 4.8 Mortgagee Repairing and Managing Mortgaged Property. Upon every such taking of possession, the Mortgagee may, but shall have no obligation to, from time to time, at the expense of the Mortgagor, make all such repairs, replacements, alterations, additions and improvements to and of the Mortgaged Property as the Mortgagee may reasonably deem proper to protect its interests hereunder. In each such case, the Mortgagee shall have the right to manage and control the Mortgaged Property and to carry on the business and to exercise all rights and powers of the Mortgagor in respect thereof as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Mortgaged Property or any part thereof as the Mortgagee may see fit; and the Mortgagee shall be entitled to collect and receive all rents, issues, profits, revenues and other income of the same and every part thereof. Such rents, issues, profits, revenues and other income shall be applied to pay the expenses of holding and operating the Mortgaged Property and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance and other proper charges upon the Mortgaged Property or any part thereof, and all other payments which the Mortgagee may be required or authorized to make under any provision of this Chattel Mortgage. The remainder of such rents, issues, profits, revenues and other income shall be applied only in accordance with Section 4.10 hereof.

          SECTION 4.9 Delivery to Purchaser. Upon the completion of any sale under this Article, the Mortgagor shall deliver all of the property sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Mortgagee or by any purchaser, the Mortgagor shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request and provided in execution form.

          Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Mortgagor and any person claiming such interest by, through or under the Mortgagor, in and to the property so sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor and all such persons and their respective successors or assigns.

          SECTION 4.10 Application of Proceeds. The proceeds of any sale, rental or other use of the Mortgaged Property, or any part thereof, under this Article, together with any other sums then held by the Mortgagee, as part of the Mortgaged Property, shall be applied as follows:

               A. First. To the payment of the costs and expenses of such sale and the exercise of Mortgagee's remedies hereunder, including brokers' fees or sales commissions, a reasonable compensation to the Mortgagee's agents, legal fees of Mortgagee's attorneys and counsel, and all other charges, expenses, liabilities and advances incurred or made by the Mortgagee in connection therewith, and to the payment of all taxes, assessments or Liens, if any, prior to the Lien of this Chattel Mortgage, except any taxes, assessments or Liens subject to which such sale shall have been made;

               B. Second. To the payment of amounts outstanding under the Loan Agreement; and

               C. Third. Any remaining surplus shall be paid to Mortgagor.

          SECTION 4.11 Mortgagee May Purchase. At any public sale under this Article, to the extent permitted by applicable law the Mortgagee or its nominee may bid for and purchase the property offered for sale, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Mortgagee need not be present at such sale. For the purpose of making payment for the Mortgaged Property or any part thereof so purchased, any claim for any amounts owing under the Note, the Loan Agreement or hereunder may be used by Mortgagee as a credit against the purchase price.

          SECTION 4.12 Right to Possession. The right of the Mortgagee to take possession of and sell or operate and manage the Mortgaged Property in compliance with the provisions of this Chattel Mortgage shall not be adversely affected by the provisions of the Federal Bankruptcy Code as at any time amended or of any provision of any succeeding act to the same effect.

          SECTION 4.13 Remedies Cumulative, etc. (A) Each right, power, and remedy specifically given to the Mortgagee herein, or otherwise existing shall be cumulative and shall be in addition to every other right, power, and remedy specifically given herein, or in the Loan Agreement or now or hereafter existing at law, in equity, or otherwise; and each right, power and remedy, whether specifically given herein or under the Loan Agreement or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee; and the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

          (B) No delay or omission by the Mortgagee in the exercise of any right or power, or in the pursuance of any remedy, shall impair any such right, power, or remedy or be construed to be a waiver of any default on the part of the Mortgagor or to be an acquiescence therein.

          (C) No waiver by the Mortgagee of any breach or Default or Event of Default by the Mortgagor under this Chattel Mortgage shall be deemed a waiver of any other previous breach or default or any thereafter occurring.

          (D) The invalidity of any remedy in any jurisdiction shall not invalidate such remedy in any other jurisdiction. The invalidity or unenforceability of any of the remedies herein provided in any jurisdiction shall not in any way affect the right to the enforcement in such jurisdiction or elsewhere of any of the other remedies herein provided.

          SECTION 4.14 Mortgagee's Right to Perform and Incur Expenses. At any time and from time to time after an Event of Default has occurred, if the Mortgagor fails to perform or fulfill or is not the performing or fulfilling any of its undertakings or obligations contained herein, Mortgagee shall have the right, but shall not be obligated: (i) to effect such performance or compliance and (ii) to incur such expenses relative thereto or to the enforcement of Mortgagee's rights as against, or the preservation, protection, reconditioning, storage or sale of, the Mortgaged Property including, but without limitation, such sums as are specified in Section 4.8 and 4.10 FIRST hereof. The amount of any such expenses and other reasonable costs of Mortgagee incurred as hereinabove provided shall become payable by the Mortgagor to the Mortgagee as of the date on which Mortgagee shall pay the same, together with interest thereon from said date of payment at the rate of 2% over the Interest Rate specified in the Note (but in no event higher than the highest rate permitted by applicable law), until the same shall be repaid.

          SECTION 4.15 Advances Are Secured. All such costs and expenses incurred shall become part of the Mortgagor's obligations and shall become part of the indebtedness secured under this Chattel Mortgage. The Mortgagee shall have the right (but shall not be obligated) to use and apply any Cash Collateral at any time held by it for the repayment of all such advances, costs or expenses. However, no such use of any Cash Collateral, nor the making by Mortgagee of any advance in payment of any such expense, shall relieve the Mortgagor from any Default hereunder or violate any provision of the Lease.

          SECTION 4.16 Agency. The Mortgagor hereby appoints Mortgagee, such appointment being immediately and without further notice or action effective upon the occurrence of an Event of Default, as the Mortgagor's irrevocable attorney-in-fact and agent (such appointment being coupled with an interest) either in the Mortgagee's own name or in the name of the Mortgagor, to (i) incur and to pay the costs and expenses aforesaid; (ii) make claim for, collect, compromise and bring suit in respect of all claims relating to the Mortgaged Property; (iii) execute and endorse all documents, checks or drafts received in payment of any and all such expenses or any losses or damages under any insurance policies maintained with respect to any Mortgaged Property; (iv) execute financing statements in the Mortgagor's name as debtor; and (v) take any action which the Mortgagor could take as owner of the Flight Equipment in and of the realization by the Mortgagee of any of its rights and remedies herein provided, including without limitation, action which the Mortgagor could take as lessor under the Lease.

                                    ARTICLE V

                                   DEFEASANCE

          SECTION 5.1 Payment of Indebtedness; Satisfaction. If the Mortgagor shall pay and discharge all of the Obligations then, upon Mortgagor Request, this Chattel Mortgage and the Lien, rights and interests in all the Collateral, hereby granted shall cease, terminate and become null and void, and the Mortgagee shall execute and deliver to the Mortgagor such instruments of satisfaction and discharge of this Chattel Mortgage, and the Lien hereof, as may be reasonably requested by Mortgagor, and, pay and deliver upon Mortgagor Order all monies and other personal property then held as collateral security (but excluding any monies received by Mortgagee in payment of the Obligations) by the Mortgagee hereunder. All such instruments and documents of release or discharge shall be prepared and filed at the sole cost and expense of Mortgagor and shall be reasonably satisfactory in form and substance to the Mortgagee.

                                   ARTICLE VI

                                SUNDRY PROVISIONS

          SECTION 6.1 Notices. Except as otherwise specifically provided to the contrary herein:

          A. Every notice or demand under this Chattel Mortgage required or permitted to be given by the Mortgagee or the Mortgagor shall be in writing and may be given or made by recognized overnight international courier or registered mail, return receipt requested.

          B. Every notice or demand shall be sent, in the case of a notice sent by recognized overnight international courier, to the Mortgagee or to the Mortgagor at their respective address set out in the preamble hereof.

          C. Every notice or demand shall, except so far as otherwise expressly provided by this Chattel Mortgage, be deemed to have been received, in the case of a notice sent by recognized overnight international courier letter, when actually delivered to Mortgagee or the Mortgagor at their respective addresses referred to in Section 6.1B, or as of the date on which receipt of such notice is refused or the courier advises that such notice is not deliverable at such address with respect to the Mortgagee or Mortgagor, as the case may be.

          D. Subject to the terms hereof, Mortgagee or the Mortgagor may change its address by giving notice in accordance with this Section 6.1.

          SECTION 6.2 Counterparts. This Chattel Mortgage may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Chattel Mortgage.

          SECTION 6.3 Governing Law; Consent to Jurisdiction. This Chattel Mortgage shall be deemed to have been made in and shall be governed and interpreted by the laws of the State of Arizona with respect to agreements made by residents of the State of Arizona and to be wholly performed within said state and the rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent that the law of some other jurisdiction may be mandatorily applicable to proceedings taken for the enforcement of the rights of the Mortgagee hereunder; provided, however, that any remedies herein provided which shall be valid under the laws of the jurisdiction where proceedings for the enforcement hereof shall be taken shall not be affected by any invalidity thereof under the laws of the State of Arizona. If any provision of this Chattel Mortgage or of any other agreement between the parties hereto shall be held invalid or inapplicable to any circumstance or in any jurisdiction, such invalidity or inapplicability shall not affect any other provision hereof or of any other agreement between the parties hereto which can be given effect without regard to the invalid provision, nor to the same provision to the extent valid or enforceable in any other applicable jurisdiction, nor shall any such inapplicability to any circumstance affect the applicability of such terms to any other or different or subsequent circumstance, all of such terms, conditions or provisions are deemed severable. Each party hereby agrees that all actions or proceedings initiated by Mortgagor and arising directly or indirectly out of this Chattel Mortgage may be litigated in the Superior Court of Arizona, Maricopa County, or the United States District Court for the District of Arizona and that any action or proceeding initiated by Mortgagee and arising directly or indirectly out of this Chattel Mortgage may be litigated in either such jurisdiction or in any jurisdiction in which the Aircraft, Mortgagor or any of its assets may be located. Each party hereby expressly submits and consents in advance to such jurisdiction and venue in any action or proceeding commenced by either party in any of such courts, and hereby waives personal service of the summons and complaint, or other process of papers issued therein, and agrees that such service of the summons and complaint may be made by registered mail, return receipt requested, addressed to either party, at the respective addresses set forth in Section 6.1 hereof. Each party waives any claim that Phoenix, Arizona or the District of Arizona or any such other jurisdiction is an inconvenient forum or an improper forum based on lack of venue. Should either party, after being so served, fail to appear or answer any summons, complaint, process or paper so served within 30 days after the mailing thereof, each party acknowledges that as a result thereof, an order and/or judgment may be entered by either party against the other as demanded or pleaded for in such summons, complaint, process or papers. The choice of forum set forth herein shall not be deemed to preclude the enforcement by either party of any judgment in any other appropriate jurisdiction.

          SECTION 6.4 Captions and Paragraph Headings. In construing any provision of this Chattel Mortgage, no account shall be taken of the identity of the party who prepared this Chattel Mortgage and no presumption shall arise as a result thereof. Captions and paragraph headings used herein are for convenience only and are not part of this Chattel Mortgage and shall not be used in construing it.

          SECTION 6.5 Delivery. This Chattel Mortgage is intended to and shall be deemed to be delivered by the Mortgagor to the Mortgagee and accepted by the Mortgagee in Arizona.

          SECTION 6.6 Limitation of Personal Liability of WTC. Each of the representations, undertakings and agreements herein or in the Loan Agreement or other Loan Documents stated to be those of the Mortgagor are not personal representations, undertakings and agreements of WTC but are binding only on the Trust Estate and the Mortgagor as trustee thereof, and except as to representations, undertakings or agreements herein or in the other Transaction Documents which are expressly stated to be those of WTC, nothing herein contained shall be construed as creating any personal liability of WTC or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, WTC, any such liability being expressly waived by the other parties on their own behalf and on behalf of any Persons claiming through or under them; provided, however, that nothing in this Section
6.6 shall be deemed to limit in scope or substance the personal liability of WTC
(a) to the Owner Participant as expressly set forth in the Trust Agreement, (b) in respect of the representations, warranties and agreements of WTC expressly made as such herein or in any other Transaction Document to which it is a party, and (c) for the consequences of its own gross negligence, willful misconduct, and, in receiving, handling or remitting of funds only, its simple negligence.

          IN WITNESS WHEREOF, the Mortgagor and the Mortgagee have caused this First Priority Chattel Mortgage and Security Agreement to be duly executed as of the day and year first above written.

FINOVA CAPITAL CORPORATION              WILMINGTON TRUST COMPANY,
                                        not in its individual capacity, but
                                        solely as Owner Trustee


By: /s/ Ann L. Halton                  By: /s/ David A. Vanaskey, Jr.
    -----------------------                 ------------------------------------
    /s/ Ann L. Halton

Title: Vice President                   Title: DAVID A. VANASKEY, JR.
      ---------------------                    ---------------------------------
                                               Senior Financial Services officer

                                   SCHEDULE I

                                EVENTS OF DEFAULT

          The Mortgagor shall be in default immediately and without further notice beyond that specifically set forth below upon the occurrence of any of the following, each of which is referred to as a Default or, after the applicable notice period, an Event of Default:

          1. Failure of Mortgagor to pay when due and payable any principal of or interest on or other sum with respect to the Loan, the Note or Chattel Mortgage or other sums which may become due hereunder or under any Loan Document, whether by reason of stated maturity or due date, notice of prepayment, cancellation, acceleration or otherwise, and, in the case of payments of principal and interest, such sum is not fully paid within five Banking Days' of the date due, and in the case of all other payments, such sum is not fully paid within five (5) Banking Days after notice to Mortgagor of non-payment;

          2. (a) Any lapse of, or failure to maintain, insurance coverage on the Aircraft required to be maintained under this Chattel Mortgage or any failure of Mortgagor to perform its obligations set forth in Paragraphs 10.1(g), (h) or (i) of the Loan Agreement or failure of any Owner Participant to perform its respective obligations set forth in Paragraphs 10.2(d) or (h) of the Loan Agreement or to attempt to cannibalize or part-out any Aircraft or any failure of Lessee to commence the maintenance of the Aircraft and refurbishment of the Engines in accordance with Schedule I to the Lease, or, upon 30 days written notice to Mortgagee, within 60 days after such scheduled date, or such later date to which Mortgagee may agree in its sole discretion;

               (b) Any failure by Mortgagor to perform or cause to be performed its obligations as set forth in this Chattel Mortgage concerning (i) the preparation or recordation of any document or instrument required by Mortgagee for the maintenance or perfection of any lien on the Mortgaged Property, or (ii) maintenance of the Flight Equipment, within five (5) Banking Days after notice thereof from the Mortgagee; or

               (c) Any failure by the Mortgagor, Guarantor or any Owner Participant to fulfill any other covenant or to perform any other obligation on its part to be performed under any Loan Document to which it is a party, any failure by Guarantor to remove or cure any material tax liens or other material liens revealed by the searches referred to in Section 5.1(r) hereof and any failure of any Owner Participant to provide direction to the Mortgagor in those instances in the Loan Documents in which Mortgagor will take action only upon the direction of an Owner Participant failure is not cured within thirty days after such failure shall have first occurred;

          3. Any representation or warranty made by any party in the Loan Agreement or any other Loan Document or any financial statement shall prove to have been untrue, inaccurate or incomplete in any material respect at the time when made or when effective and such party fails to do that which shall be necessary in order that said representation or warranty shall be true, accurate or complete within thirty days after earlier of actual knowledge thereof or of receipt of notice thereof;

          4. Any approval required from or to be issued by the Mortgagor or any Owner Participant in connection with the Loan Agreement or under any Loan Document or the transactions contemplated herein or therein, shall be revoked, rescinded, suspended or otherwise limited in effect and same shall not have been reinstated within ten (10) days after the first effective date of such revocation, rescission, suspension or limitation;

          5. Mortgagor or any Owner Participant shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking readjustment of its debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, or any action by Mortgagor or any Owner Participant indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; or if Mortgagor or any Owner Participant shall apply or sustain the appointment by consent or acquiescence of, a receiver or trustee for Mortgagor or any Owner Participant or for all or a substantial part of its property; or if Mortgagor or any Owner Participant shall make an assignment for the benefit of its creditors, or if Mortgagor or any Owner Participant shall fail to pay or becomes unable to pay its debts as they mature;

          6. An involuntary petition against Mortgagor or any Owner Participant in bankruptcy or seeking readjustment of its debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver or trustee shall be involuntarily appointed for Mortgagor or any Owner Participant or for all or a substantial part of its property; or a warrant of attachment, execution or similar process against any substantial part of the property of Mortgagor or any Owner Participant shall be served on Mortgagor or any Owner Participant and any of such events continues for sixty (60) days undismissed, unbonded or undischarged;

          7. The Loan Agreement or any Loan Document shall at any time after its respective execution and delivery and for any reason cease to be in full force and effect or any certificate, instrument or documents issued and executed pursuant hereto or thereto shall for any reason cease to be effective to constitute a valid and perfected first priority Lien and security interest in and to the Collateral, except for Permitted Liens;

          8. The Aircraft or any part thereof shall be sold, transferred, assigned, leased or otherwise disposed of by Mortgagor without Mortgagee's prior written consent, except for Permitted Liens and except to the extent the Loan, interest thereon and all other amounts due hereunder are paid in full;

          9. A Lease Event of Default shall occur and be continuing (other than with respect to the payment of Rent in respect of the DC-9 Aircraft which Borrower causes Lessee to pay in order to retain quiet enjoyment to the DC-9 Aircraft in accordance with the second paragraph of the Repayment Schedule attached to the Loan Agreement).

          If Mortgagee shall be prevented by any order or any court or by operation of any law from sending any notice permitted or required to commence a period during which Mortgagor may cure any Event of Default hereunder, then the period during which Mortgagor may cure such Event of Default shall commence to run without notice on the first date on which Mortgagee would have been entitled to give such notice but for the effectiveness of such order or law.

                                   SCHEDULE II

                                     FORM OF
                          SUPPLEMENTAL CHATTEL MORTGAGE

          THIS SUPPLEMENTAL CHATTEL MORTGAGE dated             , 19   from
                                                   ------------    --
WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as Owner Trustee, having its chief executive office and principal place of business at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (hereinafter called the "Mortgagor"), as Mortgagor, to FINOVA CAPITAL CORPORATION, a Delaware corporation, having its chief executive office and principal place of business at 1850 North Central Avenue, Phoenix, Arizona 85004 (hereinafter called the "Mortgagee"), as Mortgagee.

          WHEREAS, the Mortgagor has heretofore executed and delivered to the Mortgagee a First Priority Chattel Mortgage and Security Agreement dated May
   ,1997 (hereinafter, as at any time supplemented or amended, called the
---
"Original Mortgage," terms defined therein, unless otherwise defined herein, being used herein as therein defined), covering certain Flight Equipment of the Mortgagor, to secure its Obligations, as defined in the Original Mortgage;

          WHEREAS, the Mortgagor is the legal and beneficial owner, free and clear of all mortgages, security interests, Liens, charges and encumbrances, other than the Lien of the Original Mortgage and Liens permitted by the Original Mortgage, of the additional flight equipment hereinbelow described, and desires to execute and deliver this Supplemental Chattel Mortgage.

          NOW, THEREFORE, THIS INSTRUMENT WITNESSETH that to secure the Obligations and for the purpose of specifically subjecting such property to, and of confirming, the Lien of the Original Mortgage, the Mortgagor does hereby grant, bargain, sell, transfer, convey and mortgage unto the Mortgagee, its successors and assigns, and gives to the Mortgagee a security interest in, the following described property, to wit:

                                    AIRFRAME

     __ ( ) Airframe, identified as follows:

                               FAA           Manufacturer's
Manufacturer   Model   Registration Number   Serial Number
------------   -----   -------------------   --------------

together with all aircraft engines, appliances, equipment, jet fuel, instruments and accessories (including, without limitation, radio and radar), whether now owned or hereafter acquired from time to time thereto belonging, owned by the Mortgagor and installed in or appurtenant to said airframe.

                                AIRCRAFT ENGINES

     __ ( ) aircraft engines, each such engine having 750 or more take-off horsepower or the equivalent thereof, identified as follows:

                       Manufacturer's
Manufacturer   Model   Serial Number
------------   -----   --------------

together with all equipment and accessories thereto belonging, by whomsoever manufactured, owned by the Mortgagor and installed in or appurtenant to said aircraft engines.

          Together with all substitutions, replacements and renewals of the property above described, and all property which shall hereafter become physically attached to or incorporated in the property above described, whether the same are now owned by the Mortgagor or shall hereafter be acquired by it.

          Together with all rents, issues, profits, proceeds (including insurance proceeds) revenues and other income of such property, except for the Letter of Credit (as defined in the Lease) and the Excluded Amounts, and all of the estate, right, title and interest of every nature whatsoever of the Mortgagor, at law or in equity, in and to such property and every part and parcel thereof.

EXCLUDING, HOWEVER, IN ALL CASES, EXCLUDED AMOUNTS.

          TO HAVE AND TO HOLD all and singular the property aforesaid unto the Mortgagee, its successors and assigns, as security as aforesaid and for the uses and purposes and subject to the covenants, agreements, provisions and conditions set forth in the Original Mortgage.

          This instrument shall be construed as supplemental to the Original Mortgage and shall form a part thereof, and the Original Mortgage and each Supplemental Chattel Mortgage heretofore executed and delivered, which are hereby, by reference, incorporated herein, are hereby ratified, approved and confirmed.

          This instrument may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Supplemental Chattel Mortgage.

          This Supplemental Chattel Mortgage is intended to be and shall be deemed to be delivered by the Mortgagor to the Mortgagee and accepted by the Mortgagee in Phoenix, Arizona.

          This instrument shall be effective on the date hereof.

          IN WITNESS WHEREOF, the Mortgagor has caused this instrument to be duly executed.

                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Owner Trustee


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------